EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-effective Amendment No. 1 Registration Statement No. 333-131915 of our report dated March 31, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a restatement), relating to the financial statements of Shoe Pavilion, Inc. appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Los Angeles, California

March 2, 2006